Exhibit 99.3

2011
Fourth Quarter/Full Year
Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) Fourth Quarter/Full Year 2011 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made.  Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on pages 40-41 of this Supplement, in the Company’s 2010 Annual Report to Shareholders, in its 2010 Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 and in other reports on file with the Securities and Exchange Commission. In addition, certain calculations included within this supplement constitute Non-GAAP financial measures and may differ from the calculations of similarly titled measures by other companies.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
CONSOLIDATED

FINANCIAL RESULTS

•
Fourth quarter diluted EPS attributable to common shareholders of $1.01 increased 15% from $0.88 last year.  Total revenues net of interest expense increased 7%.  Return on average equity (“ROE”) was 27.7% and return on average tangible common equity (“ROTCE”), which excludes goodwill and intangibles, was 35.8%.1

BUSINESS METRICS

•	Compared with the fourth quarter of 2010:

-	Worldwide billed business of $219B increased 11% reflecting strong card spending across all segments. Adjusted for the impact of changes in foreign exchange rates, worldwide billings also grew 11%.2

-	Worldwide total cards-in-force of 97.4MM increased 7%, or 6.4MM cards from last year, and increased 1.6MM cards from last quarter.

-
Worldwide average spending per proprietary basic cards-in-force of $3,933 increased 8% versus last year reflecting broad-based improvement in cardmember spending levels.  Adjusted for the impact of changes in foreign exchange rates, worldwide average spending per proprietary basic card grew 9%.2

-	Worldwide cardmember loan balances of $62.6B increased 3% from $60.9B last year, reflecting higher cardmember spending levels partially offset by higher payment rates.

FINANCIAL HIGHLIGHTS

•
Discount Revenue:  Increased 8%, reflecting 11% growth in billed business volumes, partially offset by a slight decline in the average discount rate, relatively faster growth in billed business related to GNS, where the Company shares the discount revenue with card issuing partners, and higher contra-revenue items, including corporate incentive payments and partner payments (as further discussed on page 2).

•
Net Interest Income:  Decreased 1% versus the prior year, reflecting a lower net yield, partially offset by a 2% increase in average cardmember loans. The lower net yield reflects lower revolving levels and lower balances at penalty rates due to improved credit performance.

•
Total Provisions for Losses: Increased 71%, primarily driven by a larger reserve release in the cardmember lending portfolio during Q4’10 than during Q4’11, partially offset by lower write-offs due to improving credit performance within the cardmember lending portfolio.  Charge card provision also increased primarily due to higher receivable levels.

•	Marketing and Promotion Expenses: Decreased 12% versus last year due to lower product media and brand spending, as well as lower card acquisition and loyalty spend.

•
Cardmember Rewards Expense:  Increased 10%, reflecting greater Membership Rewards-related spending volumes and higher co-brand expense.  There was a slight increase in the ultimate redemption rate estimate in both Q4’11 and Q4’10.

•
Salaries and Employee Benefits Expense: Decreased 2%, reflecting lower severance costs related to reengineering activities in Q4’11 as compared to the charges in Q4’10, which are discussed on page 6, partially offset by higher employee levels, merit increases for existing employees and higher benefit-related costs.

1
Please refer to Annex 1 for the components of ROE and ROTCE, a non-GAAP measure, on a consolidated basis and Annex 3 for return on average segment capital (“ROSC”) and return on average tangible segment capital (“ROTSC”), a non-GAAP measure, on a segment basis.

2
As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2011 apply to the period(s) against which such results are being compared).  The Company believes the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
CONSOLIDATED

-	Compared with last year, the total employee count of 62,500 increased by 1,500 or 2% from a year ago. The total employee count was similar to Q3’11.

•
Reclassification of Partner Payments:  Beginning Q1’11, certain payments to business partners previously expensed in Other, net expense were reclassified as either contra Discount Revenue or Marketing and Promotion expense.  The reclassified partner payments are primarily related to the extension or signing of certain co-brand contracts where upfront payments reflecting value generated by the partnership during the contract period are amortized over the life of the contract.   Prior period results have been revised for this change.

•
Segment Allocation Changes:  Beginning Q1’11, the Company changed its segment allocation methodology to better align segment reporting with the Company’s previously announced management reorganization, which has been implemented over the last several quarters.  The reorganization included the formation of the Enterprise Growth Group, which is reported in the Corporate & Other segment.  Starting in Q1’11, certain business activities such as Loyalty Edge and Global Foreign Exchange Services, which were previously managed and reported in the operating segments, are managed by Enterprise Growth and  reported in the Corporate & Other segment.  The reorganization also included consolidation of certain corporate support functions into the Global Services organization.  Greater centralization of activities has led to modifications in the costs being allocated from the Corporate & Other segment to the reported operating segments starting in Q1’11.  Prior periods have been revised for these changes.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
CONSOLIDATED

CAPITAL

•
Capital Distribution to Shareholders:  During Q4’11, approximately 43% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend and share repurchases.  During the quarter, the Company repurchased 7MM common shares at an average price of $49.64 versus 26MM common shares in Q3’11, and 14MM common shares in Q4’10.  The Company repurchased a total of $2.3B of common shares in 2011, pursuant to its capital plan.

Since the inception of repurchase programs in December 1994, 732MM shares have been acquired under cumulative Board authorizations to repurchase up to 770MM shares.  On a cumulative basis, since 1994 the Company has distributed 63% of capital generated through share repurchases and dividends.

-	Shares Outstanding:

	Millions of Shares
	Q4’11	Q3’11	Q4’10
Shares outstanding – beginning of period	1,169	1,193	1,204
Repurchase of common shares	(7)	(26)	(14)
Employee benefit plans, compensation and other	2	2	7
Shares outstanding – end of period	1,164	1,169	1,197

•	Capital Ratios: As of December 31, 2011, the Company’s key consolidated capital ratios3 were as follows:

($ in billions)	December 31, 2011
Risk-Based Capital
Tier 1	12.3%
Total	14.2%

Tier 1 Leverage	10.2%
Tier 1 Common Equity/Risk Weighted Assets (RWA)4	12.3%
Total Shareholders' Equity	$18.8
Tangible Common Equity (TCE)5/RWA	11.9%

Tier 1 Capital	$14.9
Tier 1 Common Equity 4	$14.9
Tier 2 Capital	$2.4
Total Average Assets6	$146.3
RWA	$121.3
TCE	$14.5

3	These ratios represent a preliminary estimate as of the date of this Earnings Supplement and may be revised in the Company’s 2011 Form 10-K.
4	See Annex 2 for a reconciliation between Tier 1 common equity, a non-GAAP measure, and total shareholders’ equity.
5	Tangible common equity, a non-GAAP measure, excludes goodwill and other intangibles of $4.3B from total shareholders’ equity of $18.8B. The Company believes presenting the ratio of tangible common equity to risk-weighted assets is a useful measure of evaluating the strength of the Company’s capital position.
6	Presented for the purpose of calculating the Tier 1 Leverage Ratio.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
CONSOLIDATED

On December 16, 2010, the Basel Committee on Banking Supervision issued the Basel III rules text, which presents details of global regulatory standards on bank capital adequacy and liquidity agreed to by the Governors and Heads of Supervision, and endorsed by the G20 Leaders at their November 2010 summit.  While final implementation of the rules related to capital ratios will be determined by the Federal Reserve, the Company estimates that had the new rules been in place during Q4’11, the reported Tier 1 common and Tier 1 capital ratios would decline by approximately 30 basis points but would remain above expected regulatory thresholds.  In addition, the impact of the new rules on the reported Tier 1 leverage ratio would be a decline of approximately 160 basis points.7

FUNDING AND LIQUIDITY

•	Funding Activities: During Q4’11, the Company primarily funded its business through deposit-taking and the issuance of asset-backed securities and unsecured debt.

-	Deposits: The Company held the following deposits at the end of Q4’11 and Q3’11.

($ in billions)	December 31, 2011	September 30, 2011	Change
U.S. Direct Deposits8	$15.5	$14.1	$1.4
U.S. 3rd Party CD’s	10.8	9.2	1.6
U.S. 3rd Party Sweep Accounts	11.0	9.2	1.8
Other Deposits	0.6	0.6	-
Total	$37.9	$33.1	$4.8

The total portfolio of U.S. retail Certificates of Deposit (“CDs”) issued through the direct deposit and third-party programs had a weighted average remaining maturity of 22.0 months and a weighted average rate at issuance of 2.2%.

-
Unsecured non-guaranteed debt: On October 4, 2011, the Company issued an incremental Canadian dollar (“C$”) 200MM to an outstanding C$400MM 5-year note issued during the second quarter of 2011, raising the total note to C$600MM. The coupon remains as previously disclosed at 3.6%.  On November 21, 2011, the Company issued an incremental $1B to an outstanding $1.3B 5-year note issued in September 2011, raising the total note to $2.3B.  The coupon remains as previously disclosed at 2.8%.

-
Asset-Backed Securitization: On October 12, 2011, the Company issued approximately $1.1B in 3-year Class A and B bonds. The Class A securities priced at 1 month LIBOR plus 17bps and the Class B priced at 1 month LIBOR plus 70bps. In addition, the Company issued and retained $139MM of subordinated securities related to this transaction.  On November 1, 2011, the Company sold $124MM of previously retained Class B securities.  On November 17, 2011, the Company issued approximately $1.15B in 2-year Class A, B and C bonds.  The Class A securities priced at 1 month LIBOR plus 12bps, the Class B securities priced at 1 month LIBOR plus 65 bps and the Class C securities priced at 1 month LIBOR plus 115bps.  In addition, the Company issued and retained $61MM of subordinated securities related to the transaction.

•	Funding Sources: The Company’s primary funding sources consist of retail deposits, unsecured debt and asset-backed securities, including its asset-backed conduit facility.

The Company offers deposits within its American Express Centurion Bank and American Express Bank, FSB (“FSB”) subsidiaries (together, the “Banks”).  These funds are insured up to $250,000 per account through the Federal Deposit Insurance Corporation (“FDIC”).  The Company, through FSB, has a direct deposit-taking program, Personal Savings® from American Express, to supplement its distribution of deposit products through third-party distribution channels.  This program makes FDIC-insured CDs and high-yield savings account products available directly to consumers.

7	The proposed capital ratios are non-GAAP measures. The Company believes the presentation of the proposed capital ratios is helpful to investors by showing the impact of Basel III, assuming the new rules as currently proposed are implemented by the Federal Reserve. The estimated impact of the Basel III rules will change over time based upon changes in the size and composition of the Company’s balance sheet as well as based on the U.S. implementation of the Basel III rules; and the estimated impact for the fourth quarter of 2011 is not necessarily indicative of the impact in future periods.
8	Direct Deposits primarily includes the Personal Savings® direct deposit program, which consists of $14.6B from high-yield savings accounts and $0.8B from retail CDs.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
CONSOLIDATED

The Company currently has an objective to hold excess cash and readily marketable securities to satisfy all maturing long-term funding obligations for a 12-month period, in addition to having access to significant additional contingent liquidity sources in the event that access to its primary funding sources should become unavailable.  As of December 31, 2011, the Company held $18.2B of excess cash9 and readily marketable securities versus $14.3B of long-term debt and CDs maturing over the next 12 months.

At December 31, 2011, the Company maintained its asset-backed conduit facility, a $3B committed, revolving, and secured financing facility that is due to expire in December 2013. As of December 31, 2011, $3B was drawn on this facility.

-	Additional Funding Sources: The Company can also draw upon the following additional funding sources:

--	Commercial Paper: At December 31, 2011, the Company had $0.6B of commercial paper outstanding.

--
Discount Window:  The Banks are insured depository institutions that have the capability of borrowing from the Federal Reserve Bank of San Francisco (i.e., access to the Federal Reserve Bank discount window), subject to the amount of qualifying collateral that they may pledge. The Federal Reserve has indicated that both credit and charge card receivables are a form of qualifying collateral for secured borrowing made through the discount window.  Whether specific assets will be considered qualifying collateral for secured borrowings made through the discount window, and the amount that may be borrowed against the collateral, remains at the discretion of the Federal Reserve.

Bank Lines:  At December 31, 2011, the Company maintained committed bank lines of credit totaling $7.5B, of which $4.6B was drawn as part of the Company’s normal funding activities. The committed facilities have $2.9B of expirations in 2012, with the remainder expiring in 2014 and 2016.

Maturity Obligations:  The maturities of the Company’s long-term unsecured debt, debt issued in connection with asset-backed securitizations, and long-term CDs, for the next four quarters are as follows:

($ in billions)	Funding Maturities
Quarter Ending:	Unsecured Debt	Asset-Backed Securitizations	Certificates of Deposit	Total
March 31, 2012	$1.0	$0.5	$1.2	$2.7
June 30, 2012	1.2	2.0	0.7	3.9
September 30, 2012	0.5	3.2	0.4	4.1
December 31, 2012	1.6	1.1	0.9	3.6
	$4.3	$6.8	$3.2	$14.3

Funding Plan: The Company’s funding plan for the full year 2012 includes, among other sources, approximately $3B to $9B of unsecured term debt issuance and $1B to $6B of secured term debt issuance. The Company’s funding plans are subject to various risks and uncertainties, such as future business growth, the impact of global economic, political and other events on market capacity, demand for securities offered by the Company, regulatory changes, ability to securitize and sell receivables, and the performance of receivables previously sold in securitization transactions. Many of these risks and uncertainties are beyond the Company’s control.

OTHER ITEMS OF NOTE

•
Acquisition of Loyalty Partner:  On March 1, 2011, the Company completed the acquisition of Loyalty Partner, a leading marketing services company best known for the loyalty programs it operates in Germany, Poland and India.  Loyalty Partner also provides market analysis, operating platforms and consulting services that help merchants grow their businesses. The transaction, which valued Loyalty Partner at approximately $766MM, consisted of an upfront cash purchase price of approximately $616MM ($585MM plus $31MM in cash acquired) and an additional $150MM in the fair value of equity interest that the Company may acquire prior to the end of 2015 at a price based on business performance.

9	Includes $24.9B classified as Cash and Cash Equivalents, less $7.8B of cash available to fund day-to-day operations, net of commercial paper and short-term deposits outstanding. Cash also includes $101MM classified as Other Assets on the Company’s consolidated balance sheet, which is held against certain forthcoming asset-backed securitization maturities and $750MM classified as Other Receivables on the Company’s consolidated balance sheet, which relates to readily marketable securities that matured on December 31, 2011, but which did not settle until January 3, 2012.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
CONSOLIDATED

•
Visa and MasterCard Litigation Settlements:  The Company has been receiving payments from Visa and MasterCard for the last several years under the terms of previously disclosed settlement agreements.  The settlement with Visa was comprised of an initial payment of $1.13B ($700MM after-tax) that was recorded in Q4’07 and received in March 2008, and quarterly payments of $70MM ($43MM after-tax) for four years from Q1’08 through Q4’11. The settlement with MasterCard was comprised of twelve quarterly payments of $150MM ($93MM after-tax) received each quarter from Q3’08 to Q2’11.

Payments earned through December 2011 have been recorded as a reduction to the “other, net” expense line within the Corporate & Other segment.

•
Reengineering Initiatives:  During 2011, the Company recorded restructuring charges related to employee severance obligations, other employee-related costs and lease termination costs resulting from the planned consolidation of facilities within the Company’s global servicing network, which was first announced in the fourth quarter of 2010. The expected aggregate charges are approximately $50MM to $60MM pre-tax (approximately $32MM to $38MM after-tax). In Q1’11, the Company recorded $11MM ($7MM after-tax) of the expected additional charges. In Q2’11, the Company recorded $4MM ($2MM after-tax) of the expected additional charges. In Q3’11, the Company did not record additional charges and in Q4’11, the Company recorded $26MM ($16MM after-tax) of the expected additional charges.  The charges in Q4’11 relate primarily to lease termination costs.

Substantially all of the reengineering activities described above are expected to be completed by the end of 2012 and as a result the balance of the costs associated with the program, estimated to be $5MM to $15MM ($3MM to $10MM after-tax) will be incurred over the next year.

In addition during Q4’11, the Company recorded $23MM ($16MM after-tax) of net additional severance related reengineering costs.

EXPANDED PRODUCTS AND SERVICES

During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

In our proprietary issuing and network businesses, the Company:

-	Launched the second-annual Small Business Saturday, which gave a boost to Main Street merchants and spurred an estimated 103 million Americans to shop at independently-owned small businesses.

-
Launched a new service to help Platinum Card® members avoid crowded stores, long lines, sold out shelves and the stress of last minute shopping this past holiday season. Platinum Cardmembers simply submitted their shopping lists to the Platinum Card Concierge Gift Buying Service, and the Concierge gifting experts did the legwork, from researching gift options, to price comparisons to purchasing and shipping.

-
Became the first payment network to fully enable global processing services with Payment Software Development Kits (SDKs). These Payment SDKs offer a full complement of Authorization and Submission solutions for vendors and merchants across the globe looking to process transactions directly with American Express.

-
Launched The Gift Chain, an innovative new program that presented a surprise gift to cardmembers each time they shopped at participating online retailers and spent $25 or more. The Gift Chain consisted of hundreds of thousands of gifts, ranging from $500 American Express Gift Cards to one-year ShopRunner memberships to $5 statement credits, and more.

In our GNS business, the Company:
-	Launched a new card-issuing partnership with Bank of China to issue the Bank of China Private Bank American Express® Card, the first card designed for Bank of China’s private banking customers.

-	Announced a new card-issuing partnership with KB Kookmin Card, the second-largest card issuer in South Korea.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
CONSOLIDATED

-	Announced a new card-issuing partnership with Banco Espirito Santo, one of Portugal’s premier banking and financial services institutions.

-
Supported GNS partners in launching a wide range of new products, including: the MICARD Gold American Express® Card and MICARD American Express® Card with MICARD Co. Ltd. in Japan; the ICICI Bank Rubyx American Express® Platinum Credit Card with ICICI Bank in India; the Sberbank of Russia Black American Express® Card and the Sberbank of Russia Platinum American Express® Card; and the Bonus American Express® Card with Garanti Bank in Turkey.

In our Enterprise Growth Group, the Company:
-	Launched the American Express for Target Card, a reloadable prepaid card with no monthly or maintenance fees, available exclusively at more than 1,000 U.S. Target stores.

-
Announced a new multi-year digital commerce initiative designed to help identify and develop innovative technologies that will help accelerate the company's digital transformation and strengthen connections to a growing base of customers around the globe. American Express plans to invest $100MM, focusing on early stage startups in the digital commerce space.

-
Vente-privee USA announced the launch of its exclusive online retail site, www.venteprivee.com. The initiative is a joint venture between American Express and vente-privee.com, the global leader in online private sales. The site features member-only sales events with premium European and American brands at up to 70 percent off.

-
Announced the launch of the University of North Florida's (UNF) Osprey 1Card, the company's first prepaid campus ID Card. All current and new UNF students are able to obtain an Osprey 1Card with American Express prepaid functionality embedded in the card, allowing students the ability to use their ID Card for on campus dining meal purchases and off campus at the millions of locations around the world that accept American Express Cards.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
CONSOLIDATED

Statements of Income
(GAAP basis)

(Preliminary)	Quarters Ended		Percentage
(Millions, except per share amounts)	December 31,		Inc/(Dec)
	2011	2010
Revenues
Non-interest revenues
Discount revenue	$4,336	$4,017	8%
Net card fees	545	534	2
Travel commissions and fees	514	471	9
Other commissions and fees	552	519	6
Other	618	513	20
Total non-interest revenues	6,565	6,054	8
Interest income
Interest and fees on loans	1,654	1,676	(1)
Interest and dividends on investment securities	72	98	(27)
Deposits with banks and other	26	21	24
Total interest income	1,752	1,795	(2)
Interest expense
Deposits	133	140	(5)
Short-term borrowings	5	1	#
Long-term debt and other	437	464	(6)
Total interest expense	575	605	(5)
Net interest income	1,177	1,190	(1)
Total revenues net of interest expense	7,742	7,244	7
Provisions for losses
Charge card	237	183	30
Cardmember loans	149	37	#
Other	23	19	21
Total provisions for losses	409	239	71
Total revenues net of interest expense after provisions for losses	7,333	7,005	5

Expenses
Marketing and promotion	735	833	(12)
Cardmember rewards	1,463	1,334	10
Cardmember services	190	166	14
Salaries and employee benefits	1,537	1,570	(2)
Professional services	853	908	(6)
Occupancy and equipment	467	428	9
Communications	98	99	(1)
Other, net	242	190	27
Total	5,585	5,528	1

Pretax income	1,748	1,477	18
Income tax provision	556	415	34
Net income	$1,192	$1,062	12

Net income attributable to common shareholders10	$1,178	$1,050	12

Earnings Per Common Share-Basic
Net Income attributable to common shareholders	$1.02	$0.88	16

Earnings Per Common Share-Diluted
Net Income attributable to common shareholders	$1.01	$0.88	15

Average Shares Outstanding
Basic	1,157	1,188	(3)
Diluted	1,163	1,194	(3)
# Denotes a variance of more than 100%.

10	Represents net income less earnings allocated to participating share awards and other items of $14MM and $12MM for Q4’11 and Q4’10, respectively.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
CONSOLIDATED

•
Consolidated Total Revenues Net of Interest Expense:  Consolidated total revenues net of interest expense increased 7% versus last year, reflecting increases of 5% in U.S. Card Services (“USCS”), 8% in International Card Services (“ICS”), 11% in Global Commercial Services (“GCS”), and 12% in Global Network and Merchant Services (“GNMS”).  The increase in total revenues net of interest expense primarily reflects higher discount revenue, increased other revenues, higher travel commissions and fees, higher other commissions and fees and higher net card fees, partially offset by slightly lower net interest income. On an F/X adjusted basis, consolidated total revenues net of interest expense also increased 7%.11

•
Consolidated Provisions for Losses:  Consolidated provisions for losses increased 71% versus last year, reflecting increases of 142% in USCS, 5% in ICS, 17% in GCS and 33% in GNMS.  The increase in provisions for losses was driven by a larger release of reserves in the cardmember lending portfolio during Q4’10 than during Q4’11, partially offset by lower write-off dollars due to improving credit performance within the cardmember loan portfolio.  Charge card provisions for loss increased due to higher receivable levels.  On an F/X adjusted basis, consolidated provisions for losses increased 72%. 11

•
Consolidated Expenses:  Consolidated expenses of $5.6B in Q4'11 increased 1% from $5.5B in Q4'10 reflecting increases of 5% in ICS and 2% in GNMS and decreases of 4% in USCS and 3% in GCS.  The total expense increase reflects increased cardmember rewards expenses, higher other, net expense, increased occupancy and equipment expense and higher cardmember services expenses, partially offset by lower marketing and promotion expense, decreased professional services expense, lower salaries and benefits expense and slightly lower communications expense.  Consolidated expenses of $5.6B in Q4'11 decreased 2% versus adjusted consolidated expenses, a non-GAAP measure, of $5.7B in Q4’10, which excludes the $150MM MasterCard settlement payment.12 On an F/X adjusted basis, consolidated expenses also increased 1%. 11

•	Pretax Margin: Was 22.6% of total revenues net of interest expense in Q4’11 compared with 20.4% in Q4’10.

•
Effective Tax Rate:  Was 31.8% in Q4’11 versus 28.1% in Q4’10.  The tax rates in both quarters reflect the level of pretax income in relation to recurring permanent tax benefits.  In addition, the tax rate in Q4’10 reflects a reduction in the 2010 full year rate related to the extension during Q4’10 of certain U.S. tax laws that had expired at the end of 2009.

11	As reported in this Earnings Supplement, F/X adjusted information, a non-GAAP measure, assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2011 apply to the period(s) against which such results are being compared).
12	Adjusted consolidated expenses for the year ago period and the adjusted growth rate are non-GAAP measures. The Company believes the use of adjusted consolidated expenses and the adjusted growth rate are helpful to investors by comparing the Company's consolidated expenses in the current period to that of the year ago period without the impact of the MasterCard settlement payments, the last of which was received in the second quarter 2011.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
CONSOLIDATED

•
Discount Revenue:  Increased 8%, reflecting 11% growth in billed business volumes, partially offset by a slight decline in the average discount rate, relatively faster growth in billed business related to GNS, where the Company shares the discount revenue with card issuing partners, and higher contra-revenue items, including corporate incentive payments and partner payments (as further discussed on page 2).

-
The average discount rate13 was 2.51% in Q4’11 versus 2.52% in Q4’10 and 2.54% in Q3’11.  The decline in rate versus Q3’11 reflects the normal seasonal impact of a higher level of retail-related business volumes during the fourth quarter.  As indicated in prior quarters, certain pricing initiatives, changes in the mix of spending by location and industry, volume-related pricing discounts and investments will likely result in some erosion of the average discount rate over time.

	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
	2011	2010

Card billed business13 (billions):
United States	$145.5	$131.1	11%
Outside the United States	73.5	66.6	10
Total	$219.0	$197.7	11
Total cards-in-force (millions):
United States	50.6	48.9	3
Outside the United States	46.8	42.1	11
Total	97.4	91.0	7
Basic cards-in-force14 (millions):
United States	39.3	37.9	4
Outside the United States	37.4	33.7	11
Total	76.7	71.6	7
Average basic cardmember spending15
United States	$4,091	$3,744	9
Outside the United States	$3,537	$3,343	6
Total	$3,933	$3,629	8

13	For additional information about discount rate calculations and billed business, please refer to the Fourth Quarter/Full Year 2011 Earnings Release, American Express Company Selected Statistical page.
14	Starting in Q1’11, as the necessary data became available, the Company began to separately report Basic and Supplementary cards-in-force for GNS. The Company has accordingly revised prior periods to conform to the current period presentation.
15	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
CONSOLIDATED

-
Worldwide Billed Business:  The 11% increase in worldwide billed business reflected growth of 11% in USCS, 6% in ICS, 10% in GCS and 17% in GNS.  The table below summarizes selected billed business related statistics for Q4’11:

	Percentage Increase/(Decrease)	Percentage Increase/(Decrease) Assuming No Changes in Foreign Exchange Rates 16
Worldwide17
Total billed business	11%	11%
Proprietary billed business	10	10
GNS billed business	17	17
Average spending per proprietary basic card	8	9
Basic cards-in-force	7
U.S. 17
Billed business	11
Average spending per proprietary basic card	9
Basic cards-in-force	4
Proprietary consumer card billed business 18	9
Proprietary small business billed business18	14
Proprietary Corporate Services billed business19	12
Outside the U.S. 17
Billed business	10	11
Average spending per proprietary basic card	6	6
Basic cards-in-force	11
Proprietary consumer and small business billed business20	6	7
Proprietary Corporate Services billed business19	9	10

--	U.S. non-T&E-related volume categories, which represented approximately 75% of total U.S. billed business, increased 12% and T&E volumes increased 9%.
--
U.S. airline-related volume, which represented approximately 8% of total U.S. volumes during the quarter, increased 10% due to a 3% increase in airline transactions and a 6% increase in the average airline charge.

--
Worldwide airline volumes, which represented approximately 9% of total volumes during the quarter, increased 8% due to a 5% increase in airline transactions and a 3% increase in the average airline charge.

--
Assuming no changes in foreign exchange rates16, billed business outside the U.S. grew 17% in Japan, Asia Pacific and Australia (JAPA), 13% in Latin America and Canada (LACC) and 4% in Europe, Middle East and Africa (EMEA).

--	Total cards-in-force: Increased 7% worldwide due to an 18% increase in GNS, a 3% increase in USCS, a 2% increase in ICS and a 1% decrease in GCS.
--	During the quarter, total cards-in-force increased by 400K in the U.S. and increased by 1.2MM outside the U.S.

•	Net Card Fees: Increased 2%, primarily reflecting a slight increase in proprietary charge cards.

•	Travel Commissions and Fees: Increased 9%, primarily reflecting higher travel sales, which increased 5% versus the prior year, and higher supplier revenue.

•
Other Commissions and Fees:  Increased 6%, driven primarily by revenues related to Loyalty Partner operations, partially offset by an accrual for late fees the Company expects to refund to certain charge card accounts.

16	As reported in this Earnings Supplement, F/X adjusted information, assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2011 apply to the period(s) against which such results are being compared).
17	Captions not designated as “proprietary” or “GNS” include both proprietary and GNS data.
18	Included in USCS.
19	Included in GCS.
20	Included in ICS.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
CONSOLIDATED

•	Other Revenues: Increased 20%, primarily reflecting higher partner royalty revenues and a contractual payment from a GNS partner.

•	Total Interest Income: Decreased 2%.

Interest and Fees on Loans:  Decreased 1%, driven by a lower yield, which was partially offset by a 2% increase in average cardmember loans.  The lower net yield reflects lower revolving levels and lower balances at penalty rates due to improved credit performance.

-	Interest and Dividends on Investment Securities: Decreased 27%, primarily reflecting decreased investment levels.

-	Deposits with Banks and Other: Was $26MM versus $21MM in Q4‘10, primarily due to higher average deposit balances versus the prior year.

•	Total Interest Expense: Decreased 5%.

-	Deposits: Decreased 5% versus last year, as an increase in balances was more than offset by a lower cost of funds.

-	Short-term Borrowings: Was $5MM versus $1MM the prior year.

-	Long-term Debt and Other: Decreased 6%, reflecting lower average long-term debt, partially offset by a higher effective cost of funds.

•	Charge Card Provision for Losses: Increased 30%, driven primarily by higher average receivable levels and higher write-offs.

-	Worldwide Charge Card:

--
The net write-off rate increased versus last year and last quarter in USCS.  The net loss ratio as a percentage of charge volume increased versus last year and was flat versus last quarter in ICS/GCS.  Delinquency rates in USCS increased versus last year and decreased versus last quarter.  The ICS/GCS past billings rate was flat to last year and increased versus last quarter.

	Q4'11	Q3'11	Q4'10
USCS Net write-off rate21	1.9%	1.8%	1.4%
ICS/GCS Net loss ratio as a % of charge volume	0.10%	0.10%	0.09%

USCS 30 days past due as a % of total	1.9%	2.0%	1.5%
ICS/GCS 90 days past billings as a % of total	0.9%	0.8%	0.9%

Worldwide Receivables (billions)	$40.9	$39.8	$37.3
Reserves (millions)	$438	$388	$386
% of receivables	1.1%	1.0%	1.0%

21	Rate reflects principal losses only. Net write-off rates including interest and /or fees are included in the Company’s Fourth Quarter/Full Year 2011 Earnings Release statistical tables.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
CONSOLIDATED

•
Cardmember Loan Provision for Losses:  Increased in excess of 100%, primarily reflecting a larger reserve release during Q4’10 than during Q4’11, partially offset by lower write-offs due to improving credit performance.

-	Worldwide Loans:
--	The net write-off rate decreased versus last year and last quarter. The 30 days past due rate decreased versus last year and was flat versus last quarter.

	Q4'11	Q3'11	Q4'10
Net write-off rate22	2.3%	2.6%	4.3%
30 days past due loans as a % of total	1.5%	1.5%	2.1%

Total Loans (billions)	$62.6	$58.2	$60.9
Reserves (millions)	$1,874	$2,139	$3,646
% of total loans	3.0%	3.7%	6.0%
% of past due	206%	238%	287%

•	Other Provision for Losses: Increased $4MM to $23MM.

•	Marketing and Promotion Expenses: Decreased 12% versus last year due to lower product media and brand spending, as well as lower card acquisition and loyalty spend.

•
Cardmember Rewards Expense:  Increased 10%, reflecting greater Membership Rewards-related spending volumes and higher co-brand expense.  There was a slight increase in the ultimate redemption rate estimate in Q4’11 and Q4’10.

•	Cardmember Services Expense: Increased 14%, reflecting increased costs associated with new benefits made available to U.S. cardmembers.

•
Salaries and Employee Benefits Expense: Decreased 2%, reflecting lower severance costs related to reengineering activities in Q4’11, as compared to the charges in Q4’10, which are discussed on page 6, partially offset by higher employee levels, merit increases for existing employees and higher benefit-related costs.

•	Professional Services Expense: Decreased 6%, reflecting lower consulting service fees and lower technology expense, partially offset by higher legal expenses.

•
Occupancy and Equipment Expense:  Increased 9%, reflecting costs associated with Loyalty Partner, as well as lease termination costs incurred in connection with the Company’s reengineering initiatives as further discussed on page 6.

•	Communications Expense: Decreased 1% versus the prior year.

•
Other, Net Expense:  Other net expense of $242MM in Q4'11 increased 27% from $190MM in Q4'10, primarily reflecting the MasterCard settlement payment received in Q4’10, partially offset by benefits related to hedging the Company’s fixed rate debt and a litigation-related reserve release.  Other, net expense of $242MM in Q4'11 would have declined 29% compared to adjusted other, net expense, a non-GAAP measure, of $340MM in Q4’10, which excludes the $150MM MasterCard settlement payment.23

22	Rate reflects principal losses only. Net write-off rates including interest and /or fees are included in the Company’s Fourth Quarter/Full Year 2011 Earnings Release statistical tables.
23	For information on the rationale for the exclusion of the MasterCard settlement payments, please refer to footnote 12 above.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
CONSOLIDATED

Supplemental Information – Tangible Common Equity and Total Adjusted Assets

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 (“Subordinated Debentures”), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its “tangible common equity” and “total adjusted assets”, as defined in the Subordinated Debentures.  The Company’s consolidated “tangible common equity” amount as of the end of any fiscal quarter means total shareholders’ equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet.  The Company’s “total adjusted assets” as of the end of any fiscal quarter is calculated as the sum of (i) total consolidated assets as reflected on the Company’s balance sheet minus (ii) non-securitized Cardmember loan receivables (without deduction for reserves), which are set forth on the Company’s balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember loan receivables as reported by the Company for such fiscal quarter.  Upon the adoption of new GAAP effective  January 1, 2010, the Company’s “total consolidated assets” as reflected on the Company’s balance sheet now are the same amount as would be calculated as “total adjusted assets” as defined in the Subordinated Debentures before the change in GAAP.  As of December 31, 2011, the Company’s “tangible common equity”, a non-GAAP measure, was $14B and its “total adjusted assets” each as defined in the Subordinated Debentures, were $153B.  As of December 31, 2011, the consolidated total assets as reflected on the Company’s balance sheet were also $153B.

CORPORATE & OTHER SEGMENT

•	Net expense was $191MM in Q4’11 compared with $248MM in Q3’11 and $99MM in Q4‘10.

-	Q4’11 included:
--	$43MM of after-tax income related to the Visa litigation settlement;
--	Various investments in Enterprise Growth initiatives;
--	Higher Global Prepaid income; and
--	$17MM of after-tax expense related to the Company’s reengineering activities.

-	Q3’11 included:
--	$43MM of after-tax income related to the Visa litigation settlement;
--	Various investments in Enterprise Growth initiatives;
--	Expenses related to legal exposures;
--	$16MM of after-tax expense related to the Company’s reengineering activities; and
--	Higher Global Prepaid income.

-	Q4’10 included:
--	$93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
--	Various investments in Global Prepaid and Enterprise Growth initiatives; and
--	Higher incentive compensation and benefit-reinstatement related expenses.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
U.S. CARD SERVICES

 Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, net card fees and other	$2,756	$2,606	6%
Interest income	1,344	1,330	1
Interest expense	203	208	(2)
Net interest income	1,141	1,122	2
Total revenues net of interest expense	3,897	3,728	5
Provisions for losses	269	111	#
Total revenues net of interest expense after provisions for losses	3,628	3,617	-
Expenses
Marketing, promotion, rewards and cardmember services	1,540	1,533	-
Salaries and employee benefits and other operating expenses	920	1,025	(10)
Total	2,460	2,558	(4)
Pretax segment income	1,168	1,059	10
Income tax provision	441	359	23
Segment income	$727	$700	4
# Denotes a variance of more than 100%

Statistical Information
	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
	2011	2010
Card billed business (billions)	$114.6	$103.4	11%
Total cards-in-force (millions)	40.9	39.9	3
Basic cards-in-force (millions)	30.4	29.7	2
Average basic cardmember spending24	$3,779	$3,480	9
Segment capital (millions)25	$8,804	$7,411	19
Return on average segment capital25	33.0%	35.0%
Return on average tangible segment capital25	34.8%	37.8%

-	Billed Business: The 11% increase in billed business was primarily driven by the 9% higher average spending per proprietary basic cards-in-force.
--	U.S. consumer billed business volumes increased by 9%; small business volumes increased by 14%.

-
Total cards-in-force:  Increased by 1MM versus last year reflecting the Company’s emphasis on investments in co-brand and premium charge product acquisitions. Total cards in force increased by 200K sequentially.

P&L Discussion:

•	Segment Income: Increased to $727MM from $700MM in Q4’10, as total revenues net of interest expense increased 5%, provisions for losses increased significantly and total expenses decreased by 4%.

24	Proprietary cards only.
25	Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Annex 3 for the components of ROSC and ROTSC, a non-GAAP measure.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
U.S. CARD SERVICES

-
Q4’11 includes a net benefit of $3MM ($2MM after-tax) related to revisions of certain estimates impacting reserve balances tied to the Company’s reengineering initiatives.  Q4’10 includes $56MM ($36MM after-tax) of reengineering costs.

-	Pretax Margin: Was 30.0% in Q4’11 compared with 28.4% in Q4’10.

-
Effective Tax Rate:  Was 37.8% in Q4’11 compared with 33.9% in Q4’10. The tax rates in both years reflect the impact of changes in business mix. In addition, the tax rate in Q4’10 reflects the benefits from the resolution of certain prior years’ tax items.

•
Discount Revenue, Net Card Fees and Other:  Increased 6%, primarily due to higher discount revenue resulting from billed business growth of 11%, and higher travel commissions and fees due to an increase in travel sales, partially offset by lower other commissions and fees due to reduced conversion revenues and an accrual for late fees the Company expects to refund to certain charge card accounts.

•	Interest Income: Increased 1% versus the prior year, as a 3% increase in average cardmembers loans was offset by lower yield compared to the prior year.

•	Interest Expense: Decreased 2%, primarily reflecting a lower cost of funds rate, partially offset by higher average cardmember receivable balances and higher average cardmember loan balances.

•
Provisions for Losses:  Increased significantly, principally reflecting a larger reserve release in the prior year than during Q4’11, partially offset by lower write-offs due to improved cardmember loan credit trends.  In addition, charge card provision increased due to higher cardmember receivable balances and a higher net write-off rate.

-	Charge Card:
--	The net write-off rate increased compared to both last year and last quarter. The past due rate increased versus last year and decreased versus last quarter.

	Q4'11	Q3'11	Q4'10
Total Receivables (billions)	$20.6	$19.0	$19.2
Net write-off rate 26	1.9%	1.8%	1.4%
30 days past due as a % of total	1.9%	2.0%	1.5%

-	Cardmember Loans:
--	The net write-off rate and past due rate decreased versus both last year and last quarter.

	Q4'11	Q3'11	Q4'10
Total Loans (billions)	$53.7	$49.9	$51.6
Net write-off rate26	2.3%	2.6%	4.4%
30 days past due loans as a % of total	1.4%	1.5%	2.1%

•
Marketing, Promotion, Rewards and Cardmember Services Expenses:  Flat to Q4’10, as increased rewards costs, which reflect greater Membership Rewards-related spending volumes and higher co-brand expense, and higher cardmember service costs were offset by lower marketing and promotion costs due to lower product media spending and lower card acquisition and loyalty spend.

•
Salaries and Employee Benefits and Other Operating Expenses:  Decreased 10%, reflecting a higher restructuring charge in Q4’10, a benefit related to hedging the Company’s fixed rate debt and a litigation related reserve release, partially offset by higher salaries and benefits costs and higher professional services costs.

26	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s Fourth Quarter/Full Year 2011 Earnings Release statistical tables.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
INTERNATIONAL CARD SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, net card fees and other	$1,128	$1,010	12%
Interest income	309	346	(11)
Interest expense	104	118	(12)
Net interest income	205	228	(10)
Total revenues net of interest expense	1,333	1,238	8
Provisions for losses	84	80	5
Total revenues net of interest expense after provisions for losses	1,249	1,158	8
Expenses
Marketing, promotion, rewards and cardmember services	497	458	9
Salaries and employee benefits and other operating expenses	615	598	3
Total	1,112	1,056	5
Pretax segment income	137	102	34
Income tax (benefit)/provision	(15)	3	#
Segment income	$152	$99	54
# Denotes a variance of more than 100%.

Statistical Information
	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
	2011	2010
Card billed business (billions)	$32.8	$30.9	6%
Total cards-in-force (millions)	15.3	15.0	2
Basic cards-in-force (millions)	10.5	10.4	1
Average basic cardmember spending27	$3,137	$2,971	6
Segment capital (millions)28	$2,840	$2,199	29
Return on average segment capital28	25.8%	25.1%
Return on average tangible segment capital28	49.8%	34.8%

-	Billed Business: The 6% increase in billed business was driven by a 6% increase in average spending per proprietary basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation,29 both billed business and average spending per proprietary basic cards-in-force increased 6%.  Volume increases across the major geographic regions included an increase of 9% in Latin America and Canada (LACC), 7% in Japan, Asia Pacific and Australia (JAPA), and 4% in Europe, Middle East and Africa (EMEA).

-	Total cards-in-force: Increased 300K versus last year and 100K versus last quarter.

27	Proprietary cards only.
28	Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Annex 3 for the components of ROSC and ROTSC, a non-GAAP measure.
29	As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2011 apply to the period(s) against which such results are being compared).

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
INTERNATIONAL CARD SERVICES

P&L Discussion
•
Segment Income:  Increased 54% to $152MM, as total revenues net of interest expense increased 8%, provisions for losses increased 5% and total expenses increased by 5%.  Changes in foreign currency rates did not significantly impact comparisons versus the prior year of revenues net of interest, provisions for losses or total expenses.

-	Q4’11 and Q4’10 included $8MM ($6MM after-tax) and $21MM ($14MM after-tax), respectively, of reengineering costs.

-	Pretax Margin: Was 10.3% in Q4’11 compared with 8.2% in Q4’10.

-
Effective Tax Rate:  The tax rate was (10.9)% in Q4’11 versus 2.9% in Q4’10. The Q4’11 tax rate reflects the benefit from the resolution of certain prior years’ tax items. The tax rates in both periods reflect the impact of recurring permanent tax benefits on varying levels of pretax income. As indicated in previous quarters, this segment reflects the favorable impact of the consolidated tax benefit related to its ongoing funding activities outside the U.S., which is allocated to ICS under the Company’s internal tax allocation process.

•
Discount Revenue, Net Card Fees and Other:  Increased 12%, driven primarily by higher discount revenue resulting from the 6% billed business growth, the inclusion of Loyalty Partner’s revenues following the closing of the acquisition in Q1’11 and higher net card fees due to growth in charge cards versus the prior year.

•	Interest Income: Decreased 11%, reflecting lower yield and a 2% decline in average loans.

•	Interest Expense: Decreased 12% year over year, reflecting lower cost of funds.

•
Provisions for Losses:  Increased 5%, primarily reflecting higher charge card provision expense related to higher receivable balances, partially offset by lower cardmember lending provision expense. Lower cardmember lending provision is driven by lower write-offs in the cardmember lending portfolio.

-	Charge Card:
--	The net loss ratio was flat compared to last year and decreased versus last quarter, while the past billing rate decreased versus last year and was flat to last quarter.

	Q4'11	Q3'11	Q4'10
Total Receivables (billions)	$7.2	$6.7	$6.7
Net loss ratio as a % of charge volume	0.15%	0.16%	0.15%
90 days past billing as a % of total	0.9%	0.9%	1.0%

-	Cardmember Loans:
--	The net write-off rate and past due rate decreased versus both last year and last quarter.

	Q4'11	Q3'11	Q4'10
Cardmember Loans (billions)	$8.9	$8.3	$9.3
Net write-off rate30	2.2%	2.5%	4.0%
30 days past due loans as a % of total	1.7%	1.9%	2.3%

•
Marketing, Promotion, Rewards and Cardmember Services Expenses:  Increased 9%, primarily due to the inclusion of Loyalty Partner following the closing of the acquisition in Q1’11, higher cardmember services costs and higher volume-driven rewards costs.

•
Salaries and Employee Benefits and Other Operating Expenses:  Increased 3%, reflecting the inclusion of Loyalty Partner expenses following the closing of the acquisition in Q1’11, partially offset by higher restructuring costs in the prior year.

30	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s Fourth Quarter/Full Year 2011 Earnings Release statistical tables.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
GLOBAL COMMERCIAL SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, net card fees and other	$1,249	$1,130	11%
Interest income	2	2	-
Interest expense	68	65	5
Net interest expense	(66)	(63)	5
Total revenues net of interest expense	1,183	1,067	11
Provisions for losses	35	30	17
Total revenues net of interest expense after provisions for losses	1,148	1,037	11
Expenses
Marketing, promotion, rewards and cardmember services	127	112	13
Salaries and employee benefits and other operating expenses	745	785	(5)
Total	872	897	(3)
Pretax segment income	276	140	97
Income tax provision	96	37	#
Segment income	$180	$103	75
# Denotes a variance of more than 100%.

Statistical Information
	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
	2011	2010
Card billed business (billions)	$39.6	$35.9	10%
Total cards-in-force (millions)	7.0	7.1	(1)
Basic cards-in-force (millions)	7.0	7.1	(1)
Average basic cardmember spending31	$5,661	$5,083	11
Segment capital (millions)32	$3,564	$3,650	(2)
Return on average segment capital32	20.4%	12.6%
Return on average tangible segment capital32	42.1%	27.1%

-	Billed Business: The 10% increase in billed business was primarily driven by an 11% increase in average spending per proprietary basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation,33 billed business and average spending per proprietary basic cards-in-force grew at 11% and 12% respectively.  Volume increased 12% within the U.S., and 10% outside the U.S.

-	Total cards-in-force: Declined 100K cards compared to last year and were flat versus last quarter.

31	Proprietary cards only.
32	Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Annex 3 for the components of ROSC and ROTSC, a non-GAAP measure.
33	As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2011 apply to the period(s) against which such results are being compared).

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
GLOBAL COMMERCIAL SERVICES

P&L Discussion

•	Segment Income: Increased to $180MM or 75% greater than the prior year, as total revenues net of interest expense increased 11%, provisions for losses increased 17% and total expenses decreased by 3%.

-	Q4’11 and Q4’10 include $10MM ($6MM after-tax) and $18MM ($12MM after-tax), respectively, of reengineering costs.

-	Pretax Margin: Was 23.3% in Q4’11 compared with 13.1% in Q4’10.

-	Effective Tax Rate: Was 34.8% in Q4’11 compared with 26.4% in Q4’10. The tax rates in both years reflect the level of pretax income in relation to recurring permanent tax benefits.

•	Discount Revenue, Net Card Fees and Other: Increased 11%, primarily due to higher discount revenue resulting from the 10% billed business growth and higher travel commissions and fees.

•	Interest Income: Flat to last year at $2MM.

•	Interest Expense: Increased 5%, primarily driven by increased funding requirements due to higher average cardmember receivables balances.

•	Provisions for Losses: Increased 17% to $35MM, from $30MM in Q4’10.

-	Charge Card:
--	The net loss ratio was flat compared to last year and last quarter. The past billing ratio was flat compared to last year and increased versus last quarter.

	Q4'11	Q3'11	Q4'10
Total Receivables (billions)	$12.8	$13.9	$11.3
Net loss ratio as a % of charge volume	0.06%	0.06%	0.06%
90 days past billing as a % of total	0.8%	0.7%	0.8%

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 13%, primarily reflecting higher volume-related rewards costs.

•
Salaries and Employee Benefits and Other Operating Expenses: Decreased 5%, primarily reflecting a benefit related to hedging the Company’s fixed rate debt in the current period and a higher reengineering charge in the prior year.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
GLOBAL NETWORK & MERCHANT SERVICES

 Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, fees and other	$1,254	$1,115	12%
Interest income	1	1	-
Interest expense	(61)	(56)	9
Net interest income	62	57	9
Total revenues net of interest expense	1,316	1,172	12
Provisions for losses	20	15	33
Total revenues net of interest expense after provisions for losses	1,296	1,157	12
Expenses
Marketing, promotion, rewards and cardmember services	180	172	5
Salaries and employee benefits and other operating expenses	614	604	2
Total	794	776	2
Pretax segment income	502	381	32
Income tax provision	178	122	46
Segment income	$324	$259	25

Statistical Information
	Quarters Ended		Percentage
	December 31,		Inc/(Dec)
	2011	2010
Global card billed business 34(billions)	$219.0	$197.7	11%
Segment capital 35 (millions)	$2,037	1,922	6
Return on average segment capital35	66.3%	61.6%
Return on average tangible segment capital35	74.3%	64.3%

Global Network Services:
Card billed business (billions)	$31.4	$26.9	17%
Total cards-in-force (millions)	34.2	29.0	18

34	Includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards. In-store spend activity within retail co-brand portfolios in GNS, from which the Company earns no revenue, is not included in non proprietary billed business.
35	Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Annex 3 for the components of ROSC and ROTSC, a non-GAAP measure.

AMERICAN EXPRESS COMPANY
FOURTH QUARTER 2011 OVERVIEW
GLOBAL NETWORK & MERCHANT SERVICES

P&L Discussion

•	Segment Income: Increased 25% to $324MM, as total revenues net of interest expense increased 12% and total expenses rose 2%.

-	Q4’11 and Q4’10 include $8MM ($5MM after-tax), and $18MM ($12MM after-tax) respectively, of reengineering costs.

-	Pretax Margin: Was 38.1% in Q4’11 compared with 32.5% in Q4’10.

-	Effective Tax Rate: Was 35.5% in Q4’11 compared with 32% in Q4’10.

•	Discount Revenue, Fees and Other Revenue: Increased 12%, reflecting an increase in merchant-related revenues, driven by the 11% increase in global card billed business, as well as higher GNS revenues.

•	Interest Income: Was flat to Q4’10 at $1MM.

•
Interest Expense:  The expense credit increased 9% due to a higher funding-driven interest credit related to internal transfer pricing, which recognizes the merchant services’ accounts payable-related funding benefit.

•	Provisions for Losses: Increased $5MM from $15MM in Q4’10 to $20MM in Q4’11.

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 5% year over year related to GNS related marketing expense, as well as higher cardmember services expense.

•
Salaries and Employee Benefits and Other Operating Expenses:  Increased 2%, reflecting increased salary and benefit costs related to business building initiatives, higher legal costs and higher third-party merchant sales-force commissions, partially offset by a higher restructuring charge in the prior year.

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
CONSOLIDATED

Statements of Income
(GAAP basis)
(Preliminary)	Years Ended		Percentage
(Millions, except per share amounts)	December 31,		Inc/(Dec)
Revenues	2011	2010
Non-interest revenues
Discount revenue	$16,734	$14,880	12%
Net card fees	2,183	2,102	4
Travel commissions and fees	1,971	1,773	11
Other commissions and fees	2,269	2,031	12
Other	2,164	1,927	12
Total non-interest revenues	25,321	22,713	11
Interest income
Interest and fees on loans	6,537	6,783	(4)
Interest and dividends on investment securities	327	443	(26)
Deposits with banks and other	97	66	47
Total interest income	6,961	7,292	(5)
Interest expense
Deposits	528	546	(3)
Short-term borrowings	11	3	#
Long-term debt and other	1,781	1,874	(5)
Total interest expense	2,320	2,423	(4)
Net interest income	4,641	4,869	(5)
Total revenues net of interest expense	29,962	27,582	9
Provisions for losses
Charge card	770	595	29
Cardmember loans	253	1,527	(83)
Other	89	85	5
Total provisions for losses	1,112	2,207	(50)
Total revenues net of interest expense after provisions for losses	28,850	25,375	14
Expenses
Marketing and promotion	2,996	3,147	(5)
Cardmember rewards	6,218	5,000	24
Cardmember services	716	591	21
Salaries and employee benefits	6,252	5,566	12
Professional services	2,951	2,806	5
Occupancy and equipment	1,685	1,562	8
Communications	378	383	(1)
Other, net	698	356	96
Total	21,894	19,411	13
Pretax income from continuing operations	6,956	5,964	17
Income tax provision	2,057	1,907	8
Income from continuing operations	4,899	4,057	21
Income from discontinued operations, net of tax	36	-	#
Net income	$4,935	$4,057	22
Income from continuing operations attributable to common shareholders36	$4,841	$4,006	21
Net income attributable to common shareholders36	$4,877	$4,006	22

Earnings Per Common Share-Basic
Income from continuing operations attributable to common shareholders	$4.11	$3.37	22
Income from discontinued operations	0.03	-	#
Net Income attributable to common shareholders	$4.14	$3.37	23
Earnings Per Common Share-Diluted
Income from continuing operations attributable to common shareholders	$4.09	$3.35	22
Income from discontinued operations	0.03	-	#
Net Income attributable to common shareholders	$4.12	$3.35	23
Average Shares Outstanding
Basic	1,178	1,188	(1)
Diluted	1,184	1,195	(1)

# Denotes a variance of more than 100%.

36	Represents income from continuing operations or net income, as applicable, less earnings allocated to participating share awards and other items of $58MM and $51MM for 2011 and 2010, respectively.

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
CONSOLIDATED
FINANCIAL RESULTS

•	Full year 2011 diluted EPS from continuing operations attributable to common shareholders of $4.09 increased 22% from $3.35 last year. Total revenues net of interest expense increased 9%.

-	2011 income from continuing operations included $153MM ($106MM after-tax) of net costs related to the Company’s reengineering initiatives
-	2010 income from continuing operations included $127MM ($83MM after-tax) of net costs related to the Company’s reengineering initiatives.

•	Including discontinued operations, diluted EPS on net income attributable to common shareholders was $4.12 in 2011 versus $3.35 last year.

CAPITAL

•
Capital Distribution to Shareholders:  During 2011, approximately 56% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend and share repurchase activities.

-	Shares Outstanding:

	Millions of Shares
	2011	2010
Shares outstanding – beginning of period	1,197	1,192
Repurchase of common shares	(48)	(14)
Employee benefit plans, compensation and other	15	19
Shares outstanding – end of period	1,164	1,197

FINANCIAL HIGHLIGHTS

•
Consolidated Total Revenues Net of Interest Expense:  Consolidated total revenues net of interest expense increased 9% versus last year, reflecting increases of 4% in USCS, 13% in ICS, 12% in GCS and 15% in GNMS.  The increase in total revenues net of interest expense was primarily driven by increases in discount revenue, other commissions and fees,  travel commissions and fees, net card fees and other revenue, partially offset by lower net interest income. On an F/X adjusted basis, consolidated total revenues net of interest expense increased 7%.37

•
Consolidated Provisions for Losses:  Consolidated provisions for losses decreased 50% versus last year, reflecting decreases of 57% in USCS, 32% in ICS, 52% in GCS and an increase of 23% in GNMS.  The improvement in provisions for losses was primarily driven by lower write-off dollars and a lower lending reserve requirement due to improving credit performance within the cardmember loan portfolio.  Charge card provisions for loss increased due to higher average receivable levels and higher write-offs in the current year, and greater reserve releases in the prior year. On an F/X adjusted basis, consolidated provisions for losses also decreased 50%.37

•
Consolidated Expenses:  Consolidated expenses of $21.9B in Q4'11 increased 13% from $19.4B in Q4'10, reflecting increases of 9% in USCS, 15% in ICS, 7% in GCS and 9% in GNMS.  The increase in total expenses primarily reflects increased cardmember rewards expenses, higher salaries and employee benefits expenses, higher other, net expenses including the impact of four MasterCard settlement payments in 2010, compared to two payments in 2011. Also contributing to the increase in total expenses were increases in cardmember services expense, professional services expense, and occupancy and equipment expense.  These increases were partially offset by a 5% decrease in marketing and promotion expenses.  Consolidated expenses

37	As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the twelve months ended December 31, 2011 apply to the period(s) against which such results are being compared). Management believes the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
CONSOLIDATED

of $21.9B in Q4'11 increased 11% versus adjusted consolidated expenses, a non-GAAP measure, of $19.7B in 2010, which excludes the incremental MasterCard settlement payments of $300MM.38 On an F/X adjusted basis, consolidated expenses increased 11%.39

•	Pretax Margin: Was 23.2% of total revenues net of interest expense in 2011 compared with 21.6% in 2010.

•
Effective Tax Rate:  Was 29.6% in 2011 versus 32% in 2010.  The tax rates in both years reflect the level of pretax income in relation to recurring permanent tax benefits. In addition, the tax rate in 2011 reflects a benefit related to a distribution of foreign subsidiary earnings with associated tax credits, as well as the favorable resolution of certain prior years’ tax items.

•
Discount Revenue:   Increased 12% on a 15% increase in billed business and offset by a slightly lower discount rate.  The lesser revenue versus billed business growth reflects the relatively faster growth in billed business related to GNS, where discount revenue is shared with card issuing partners, and higher contra-revenue items, including cash rewards, corporate incentive payments and partner payments.

-
The average discount rate40 was 2.54% in 2011 versus 2.55% in 2010.  As indicated in prior periods, certain pricing initiatives, changes in the mix of spending by location and industry, volume-related pricing discounts and investments will likely result in some erosion of the average discount rate over time.

	Years Ended December 31,		Percentage Inc/(Dec)
	2011	2010
Card billed business40 (billions):
United States	$542.8	$479.3	13%
Outside the United States	279.4	234.0	19
Total	$822.2	$713.3	15
Average basic cardmember spending41
United States	$15,377	$13,856	11
Outside the United States	$13,638	$11,778	16
Total	$14,881	$13,259	12

38	For information on the rationale for the exclusion of the MasterCard settlement payments, please refer to footnote 12 above.
39	As reported in this Earnings Supplement, F/X adjusted information, a non-GAAP measure, assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the twelve months ended December 31, 2011 apply to the period(s) against which such results are being compared).
40	For additional information about billed business and discount rate calculations, please refer to the Fourth Quarter/Full Year 2011 Earnings Release statistical tables.
41	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
CONSOLIDATED

-
Worldwide Billed Business:  The 15% increase in worldwide billed business reflected growth of 12% in USCS, 15% in ICS, 16% in GCS and 27% in GNS.  The table below summarizes selected billed business related statistics for 2011:

	Percentage Increase/(Decrease)	Percentage Increase/(Decrease) Assuming No Changes in Foreign Exchange Rates
Worldwide42
Total billed business	15%	13%
Proprietary billed business	13	12
GNS billed business	27	22
Average spending per proprietary basic card	12	11
Basic cards-in-force	7
U.S.42
Billed business	13
Average spending per proprietary basic card	11
Basic cards-in-force	4
Proprietary consumer card billed business43	11
Proprietary small business billed business43	14
Proprietary Corporate Services billed business44	14
Outside the U.S.42
Billed business	19	13
Average spending per proprietary basic card	16	10
Basic cards-in-force	11
Proprietary consumer and small business billed business45	15	9
Proprietary Corporate Services billed business44	19	13

--	U.S. non-T&E-related volume categories, which represented approximately 73% of total U.S. billed business grew 14% while T&E-related volumes increased 12%.
--	U.S. airline-related volume, which represented approximately 9% of total U.S. volumes, increased 13% due to a 7% increase in airline transactions and a 6% increase in the average airline charge.
--	Worldwide airline volumes, which represented approximately 10% of total volumes, increased 15% due to an 8% increase in airline transactions and a 6% increase in the average airline charge.
--	Assuming no changes in foreign exchange rates46, billed business outside the U.S. grew 18% in JAPA, 14% in LACC, and 8% in EMEA.

•	Net Card Fees: Increased 4%, primarily reflecting a mix shift to higher fee cards.

•	Travel Commissions and Fees: Increased 11%, primarily reflecting a 13% increase in worldwide travel sales.

•	Other Commissions and Fees: Increased 12%, driven primarily by revenues related to Loyalty Partner.

•	Other Revenues: Increased 12%, driven by higher partner-related royalty, a contractual payment from a GNS partner, and greater merchant fee-related revenue.

•	Total Interest Income: Decreased 5%.

42	Captions not designated as “proprietary” or “GNS” include both proprietary and GNS data.
43	Included in USCS.
44	Included in GCS.
45	Included in ICS.
46	As reported in this Earnings Supplement, F/X adjusted information, assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the twelve months ended December 31, 2011 apply to the period(s) against which such results are being compared).

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
CONSOLIDATED

-
Interest and Fees on Loans:  Decreased 4%, driven by a lower yield, which was partially offset by a slight increase in average cardmember loans.  The lower net yield reflects lower revolving levels and lower balances at penalty rates due to the implementation of elements of the CARD Act and improved credit performance.  These reductions to yield were partially offset by the benefit of certain repricing initiatives effective during 2009 and 2010.

-	Interest and Dividends on Investment Securities: Decreased 26%, primarily reflecting lower levels of investment securities outstanding.

-	Deposits with Banks and Other: Increased 47% compared to 2010, primarily due to higher average deposit balances versus the prior year.

•	Total Interest Expense: Decreased 4%.

-	Deposits: Decreased 3% versus last year, as higher customer balances were more than offset by a lower cost of funds.

-	Short-term Borrowings: Increased to $11MM.

-	Long-term Debt and Other: Decreased 5%, reflecting lower average long term debt levels partially offset by a higher effective cost of funds.

•	Charge Card Provisions for Losses: Increased 29%, driven by higher average receivable levels, higher write offs and a release of reserves in the prior year.

•	Cardmember Lending Provisions for Losses: Decreased 83%, primarily reflecting lower write offs and lower cardmember reserve requirements in 2011 compared with 2010.

-	The lending net write-off rate was 2.9% in 2011 versus 5.6% in 201047.

•	Other Provisions for Losses: Increased 5% compared with last year.

•	Marketing and Promotion Expenses: Decreased 5% versus last year due to lower product media and brand spending.

•
Cardmember Rewards Expense:  Increased 24%, driven by higher Membership Rewards-related spending volumes and co-brand expense. Cardmembers’ increased engagement with the Company’s Membership Rewards program drove increases in the ultimate redemption rate in 2011, resulting in incremental increases in rewards expense. Notably, in Q1'11 the increase in the ultimate redemption rate estimate resulted in additional rewards expense in the period of approximately $188MM.

•	Cardmember Services Expenses: Increased 21%, reflecting increased costs associated with new benefits made available to U.S. cardmembers.

•
Salaries and Employee Benefits Expense:  Increased 12%, reflecting higher employee levels, merit increases for existing employees, higher benefit-related costs, and higher incentive-related compensation.

•
Professional Services Expense:  Increased 5% versus last year reflecting higher technology development expenditures including various initiatives related to digitizing the business, globalizing of operating platforms and enhancing analytical data and capabilities. Higher legal costs and third-party merchant sales-force commissions also contributed to the increase.

•
Occupancy and Equipment Expense:  Increased 8%, primarily driven by costs associated with Loyalty Partner, data processing and software purchasing expense, as well as lease termination costs, as discussed on page 6.

•	Communications Expense: Decreased $5MM to $378MM.

47	All lending statistics are presented here on a GAAP basis. Credit quality statistics are available in the Fourth Quarter/Full Year 2011 Earnings Release statistical tables.

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
CONSOLIDATED

•
Other, Net Expense:  Other, net expense of $698MM in Q4'11 increased 96% from $356MM in Q4'10, primarily reflecting $300MM of MasterCard settlement payments received in the second half of 2010 not received in the second half of 2011. Other, net expense of $698MM in Q4'11 would have increased 6% compared to adjusted other, net expense, a non-GAAP measure, of $656MM in Q4'10 which excludes the incremental MasterCard settlement payments of $300MM.48

CORPORATE & OTHER SEGMENT

•	Net expense was $535MM in 2011 compared with net expense of $180MM in 2010.

-	2011 included:
--	$186MM and $172MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
--	Various investments in Enterprise Growth initiatives;
--	Higher Global Prepaid income;
--	Expenses related to legal exposures; and
--	$49MM of after-tax expense related to the Company’s reengineering efforts.

-	2010 included:
--	$372MM and $172MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
--	Higher incentive compensation and benefit reinstatement-related expenses;
--	Various investments in the Global Prepaid business and Enterprise Growth initiatives; and
--	$2MM of after-tax expense related to the Company’s reengineering efforts.

48	For information on the rationale for the exclusion of the MasterCard settlement payments, please refer to footnote 12 above.

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
U.S. CARD SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Years Ended December 31,		Percentage Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, net card fees and other	$10,648	$9,884	8%
Interest income	5,230	5,390	(3)
Interest expense	807	812	(1)
Net interest income	4,423	4,578	(3)
Total revenues net of interest expense	15,071	14,462	4
Provisions for losses	687	1,591	(57)
Total revenues net of interest expense after provisions for losses	14,384	12,871	12
Expenses
Marketing, promotion, rewards and cardmember services	6,593	5,744	15
Salaries and employee benefits and other operating expenses	3,662	3,623	1
Total	10,255	9,367	9
Pretax segment income	4,129	3,504	18
Income tax provision	1,449	1,279	13
Segment income	$2,680	$2,225	20

Statistical Information	Years Ended December 31,		Percentage Inc/(Dec)
	2011	2010
Card billed business (billions)	$424.3	$378.1	12%
Average basic cardmember spending49	$14,124	$12,795	10

-	Billed Business: The 12% increase in billed business was driven by the 10% increase in average spending per proprietary basic cards-in-force.
--	U.S. consumer billed business and small business volumes increased by 11% and 14%, respectively.

P&L Discussion:

•	Segment Income: Increased to $2,680MM from $2,225MM in 2010, as total revenues net of interest expense increased 4%, provisions for losses decreased 57% and expenses increased by 9%.

-	2011 includes a net benefit from reengineering of $8MM ($6MM after-tax). 2010 had net reengineering costs of $55MM ($35MM after-tax).

-	Pretax Margin: Was 27.4% in 2011 compared with 24.2% in 2010.

-
Effective Tax Rate:  Was 35.1% in 2011 compared with 36.5% in 2010.  The tax rates in both years reflect the benefits from the resolution of certain prior years’ tax items and the relationship of recurring permanent tax benefits to varying levels of pretax income.

49	Proprietary cards only.

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
U.S. CARD SERVICES

•
Discount Revenue, Net Card Fees and Other:  Increased 8%, primarily resulting from higher discount revenue, driven by billed business growth of 12%; as well as increased travel commissions and fees, driven by increased travel sales; offset by lower other commissions and fees, predominantly due to reduced conversion revenue.

•	Interest Income: Decreased 3%, principally due to lower yield on cardmember loans.

•	Interest Expense: Decreased 1%, reflecting a lower cost of funds, partially offset by increased average cardmember receivable and loan balances.

•
Provisions for Losses:  Decreased 57%, principally reflecting lower reserve requirements driven by improving cardmember loan credit trends, partially offset by higher charge card provision resulting from higher cardmember receivable balances and a higher net write off rate.

-	Credit Quality

--	The charge card net write-off rate50 was 1.7% in 2011 versus 1.6% last year.
--	The lending net write-off rate50 was 2.9% in 2011 versus 5.8% last year.

•
Marketing, Promotion, Rewards and Cardmember Services Expenses:  Increased 15%, driven by increased rewards costs, which reflect greater rewards related spending volumes, higher co-brand expense, increases in the ultimate redemption rate as the result of increased customer engagement, and the previously mentioned $188MM charge to adjust the ultimate redemption rate estimate for the U.S. Membership Rewards program in Q1’11.  Cardmember services expense also increased as a result of new benefits provided to cardmembers.  These increases were partially offset by lower marketing and promotion expenses resulting from decreased product and media spending.

•	Salaries and Employee Benefits and Other Operating Expenses: Increased 1%, primarily reflecting increased salary and benefit costs, offset by higher reengineering expense in the prior year.

50	Rate reflects principal losses only. Net write-off rates including interest and /or fees are included in the Company’s Fourth Quarter/Full Year 2011 Earnings Release statistical tables.

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
INTERNATIONAL CARD SERVICES

 Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Years Ended December 31,		Percentage Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, net card fees and other	$4,361	$3,678	19%
Interest income	1,304	1,393	(6)
Interest expense	426	428	-
Net interest income	878	965	(9)
Total revenues net of interest expense	5,239	4,643	13
Provisions for losses	268	392	(32)
Total revenues net of interest expense after provisions for losses	4,971	4,251	17
Expenses
Marketing, promotion, rewards and cardmember services	1,857	1,612	15
Salaries and employee benefits and other operating expenses	2,352	2,050	15
Total	4,209	3,662	15
Pretax segment income	762	589	29
Income tax provision	39	52	(25)
Segment income	$723	$537	35

Statistical Information	Years Ended December 31,		Percentage Inc/(Dec)
	2011	2010
Card billed business (billions)	$124.2	$107.9	15%
Average basic cardmember spending51	$11,935	$10,366	15

-	Billed Business: The 15% increase in billed business reflects a 15% increase in average spending per proprietary basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation52, billed business and average spending per proprietary basic cards-in-force increased 9% each.  Volumes increased across the major geographic regions, including an increase of 10% in LACC, 9% in JAPA, and 7% in EMEA.

P&L Discussion

•	Segment Income: Increased 35% to $723MM, as total revenues net of interest expense increased 13%, provisions for losses decreased 32% and expenses increased by 15%.

-	2011 includes $36MM ($27MM after-tax) of net reengineering costs versus $19MM ($12MM after-tax) of net costs in 2010.

-	Pretax Margin: Was 14.5% in 2011 compared with 12.7% in 2010.

-
Effective Tax Rate:  The tax rate was 5.1% in 2011 versus 8.8% in 2010.  The tax rates in both periods reflect benefits from the resolution of certain prior years’ tax items.  In addition, the tax rates in both periods primarily reflect the impact of recurring permanent tax benefits on varying levels of pretax income. As indicated in previous quarters, this segment reflects the favorable impact of the consolidated tax benefit related to its ongoing funding activities outside the U.S., which is allocated to ICS under the Company’s internal tax allocation process.

51	Proprietary cards only.
52	As reported in this Earnings Supplement, F/X adjusted information, assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the twelve months ended December 31, 2011 apply to the period(s) against which such results are being compared).

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
INTERNATIONAL CARD SERVICES

•
Discount Revenue, Net Card Fees and Other:  Increased 19% driven by the 15% increase in billed business and the inclusion of Loyalty Partner’s revenues following the closing of the acquisition in Q1’11.

•	Interest Income: Declined 6%, primarily reflecting a lower yield on cardmember loans, partially offset by slightly higher average loans.

•	Interest Expense: Was flat as lower average loan balances offset higher average receivable levels.

•
Provisions for Losses:  Decreased 32%, primarily reflecting improved cardmember loan credit trends, partially offset by increased charge card provision expense driven by higher average receivable balances.

-	Credit Quality

--	The charge card net loss ratio (as a percentage of charge volume) was 0.15% in 2011 versus 0.24% last year.
--	The lending net write-off53 rate was 2.7% in 2011 versus 4.6% last year.

•
Marketing, Promotion, Rewards and Cardmember Services Expenses:  Increased 15%, primarily due to greater volume-related rewards costs and co-brand expenses and the inclusion of Loyalty Partner following the closing of the acquisition in Q1’11.

•
Salaries and Employee Benefits and Other Operating Expenses:  Increased 15%, reflecting the inclusion of Loyalty Partner expenses following the closing of the acquisition in Q1’11, as well as increased salary and benefit costs.

53	Rate reflects principal losses only. Net write-off rates including interest and /or fees are included in the Company’s Fourth Quarter/Full Year 2011 Earnings Release statistical tables.

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
GLOBAL COMMERCIAL SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Years Ended December 31,		Percentage Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, net card fees and other	$4,880	$4, 347	12%
Interest income	9	7	29
Interest expense	264	227	16
Net interest expense	(255)	(220)	16
Total revenues net of interest expense	4,625	4,127	12
Provisions for losses	76	157	(52)
Total revenues net of interest expense after provisions for losses	4,549	3,970	15
Expenses
Marketing, promotion, rewards and cardmember services	547	439	25
Salaries and employee benefits and other operating expenses	2,927	2,808	4
Total	3,474	3,247	7
Pretax segment income	1,075	723	49
Income tax provision	337	273	23
Segment income	$738	$450	64

Statistical Information	Years Ended December 31,		Percentage Inc/(Dec)
	2011	2010
Card billed business (billions)	$154.2	$132.8	16%
Average basic cardmember spending54	$21,898	$18,927	16

-	Billed Business: The 16% increase in billed business was driven by the 16% increase in average spending per proprietary basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation55, both billed business and average spending per proprietary basic cards-in-force grew at 14%.  Volume increased 14% within the U.S., compared to an increase of 13% outside the U.S.

P&L Discussion

•	Segment Income: Increased 64% to $738MM, as total revenues net of interest expense increased 12%, provisions for losses declined 52% and expenses rose 7%.

-	2011 includes $37MM ($28MM after-tax) of net reengineering costs versus $32MM ($22MM after-tax) in 2010.

-	Pretax Margin: Was 23.2% in 2011 compared with 17.5% in 2010.

-
Effective Tax Rate:  Was 31.3% in 2011 compared with 37.8% in 2010. The tax rate in 2010 reflects the impact of increasing the valuation allowance against deferred tax assets associated with certain non-U.S. travel operations.

54	Proprietary cards only.
55	As reported in this Earnings Supplement, F/X adjusted information, assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the twelve months ended December 31, 2011 apply to the period(s) against which such results are being compared).

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
GLOBAL COMMERCIAL SERVICES

•	Discount Revenue, Net Card Fees and Other: Increased 12%, primarily driven by higher cardmember spending and greater travel commissions and fees, partially offset by greater client incentives.

•	Interest Income: Increased 29% to $9MM in 2011 from $7MM in 2010.

•	Interest Expense: Increased 16%, driven by increased funding requirements due to higher average cardmember receivable balances.

•	Provisions for Losses: Decreased 52%, driven by improved credit performance within the underlying portfolio.

-	Credit Quality
--	The charge card net loss ratio (as a percentage of charge volume) was 0.06% in 2011 versus 0.11% last year.

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 25%, primarily reflecting higher volume related rewards costs.

•	Salaries and Employee Benefits and Other Operating Expenses: Increased 4% primarily driven by increased salary and benefit costs.

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
GLOBAL NETWORK & MERCHANT SERVICES

Condensed Statements of Income
(GAAP Basis)

(Preliminary)	Years Ended December 31,		Percentage Inc/(Dec)
(Millions)	2011	2010

Revenues
Discount revenue, fees and other	$4,713	$4,101	15%
Interest income	5	4	25
Interest expense	(224)	(200)	12
Net interest income	229	204	12
Total revenues net of interest expense	4,942	4,305	15
Provisions for losses	75	61	23
Total revenues net of interest expense after provisions for losses	4,867	4,244	15
Expenses
Marketing, promotion, rewards, and cardmember services	755	755	-
Salaries and employee benefits and other operating expenses	2,133	1,900	12
Total	2,888	2,655	9
Pretax segment income	1,979	1,589	25
Income tax provision	686	564	22
Segment income	$1,293	$1,025	26

Statistical Information	Years Ended December 31,		Percentage Inc/(Dec)
(Billions)	2011	2010
Global card billed business56	$822.2	$713.3	15%

Global Network Services:57
Card billed business	$116.8	$91.7	27

P&L Discussion

•	Segment Income: Increased 26% to $1,293MM, as total revenues net of interest expense increased 15%, provisions for losses increased 23% and expenses rose 9%.

-	2011 included $11MM ($8MM after tax) of net reengineering costs versus $18MM ($12MM after-tax) in 2010.

-	Pretax Margin: Was 40% in 2011 compared with 36.9% in 2010.

-	Effective Tax Rate: Was 34.7% in 2011 compared with 35.5% in 2010.

•
Discount Revenue, Fees and Other Revenue:  Increased 15%, primarily due to an increase in merchant-related revenues driven by the 15% increase in global billed business, as well as higher GNS volume-driven revenues.

56	Includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards. In-store spend activity within retail co-brand portfolios in GNS, from which the Company earns no revenue, is not included in non-proprietary billed business.
57	Since the third quarter of 2010, for non-proprietary retail co-brand partners, GNS metrics exclude cardmember accounts which have no out-of-store spend activity during the prior 12 month period.

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
GLOBAL NETWORK & MERCHANT SERVICES

•	Interest Income: Increased to $5MM in 2011 from $4MM in 2010.

•
Interest Expense:  The expense credit increased 12% due to a higher funding-driven interest credit related to internal transfer pricing, which recognizes the merchant services’ accounts payable-related funding benefit.

•	Provisions for Losses: Increased $14MM from $61MM in 2010 to $75MM in 2011.

•	Marketing, Promotion, Rewards, and Cardmember Services Expenses: Was flat year over year.

•	Salaries and Employee Benefits and Other Operating Expenses: Increased 12%, reflecting increased salary and benefit costs, third-party merchant sales force commissions, and legal costs.

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
ANNEX 1

Components of Return on Average Equity (ROE), Return on Average Common Equity (ROCE), and Return on
Average Tangible Common Equity (ROTCE)

(Preliminary)

($ in Millions)
	For the Twelve Months Ended
	December 31,	December 31,
	2011	2010

ROE

Net income	$4,935	$4,057
Average shareholders' equity	$17,842	$14,755
Return on average equity (A)	27.7%	27.5%

Reconciliation of ROCE and ROTCE

Net income	$4,935	$4,057
Earnings allocated to participating share awards and other	58	51
Net income attributable to common shareholders	$4,877	$4,006

Average shareholders' equity	$17,842	$14,755
Average common shareholders' equity	$17,842	$14,755
Average goodwill and other intangibles	4,215	3,334
Average tangible common shareholders' equity	$13,627	$11,421
Return on average common equity (A)	27.3%	27.2%
Return on average tangible common equity (B)	35.8%	35.1%

(A)
Return on average equity and return on average common equity are calculated by dividing one year period net income/net income attributable to common shareholders by one year average total shareholders’ equity/average common shareholders' equity, respectively.

(B)
Return on average tangible common equity is computed in the same manner as return on average common equity except the computation of average tangible common shareholders' equity, a non-GAAP measure, excludes from average total shareholders' equity, average goodwill and other intangibles of $4.2 billion for the quarter ended December 31, 2011, $4.0 billion for the quarter ended September 30, 2011, $3.7 billion for the quarter ended June 30, 2011, $3.5 billion for the quarter ended March 31, 2011 and $3.3 billion for the quarter ended December 31, 2010.  The Company believes that return on average tangible common equity is a useful measure of the profitability of its business.

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
ANNEX 2

The Tier 1 Common Risk-Based Capital Ratio is calculated as Tier 1 Common Equity, a non-GAAP measure, divided by Risk-weighted assets.  Tier 1 Common Equity is calculated by reference to Total Shareholders' Equity as shown below:

Tier 1 Common Equity Reconciliation as of December 31, 2011
($ in Millions)

Total Shareholders' Equity	18,794
Effect of certain items in accumulated other comprehensive income/(loss) excluded from Tier 1 common equity	194
Less:
Ineligible goodwill and intangible assets	(4,051)
Ineligible deferred tax assets	(58)
Tier 1 Common Equity	14,879

AMERICAN EXPRESS COMPANY
FULL YEAR 2011 OVERVIEW
ANNEX 3

Components of Return on Average Segment Capital (ROSC) and Return on Average Tangible Segment Capital (ROTSC)

(Preliminary)

($ in Millions, except percentages)
	For the Twelve Months Ended
	December 31,	December 31,
	2011	2010

U.S. Card Services
Segment income	$2,680	$2,225
Average segment capital	$8,121	$6,350
Average goodwill and other intangibles	425	459
Average tangible segment capital	$7,696	$5,891
Return on average segment capital (A)	33.0%	35.0%
Return on average tangible segment capital (A)	34.8%	37.8%

International Card Services
Segment income	$723	$537
Average segment capital	$2,797	$2,136
Average goodwill and other intangibles	1,346	592
Average tangible segment capital	$1,451	$1,544
Return on average segment capital (A)	25.8%	25.1%
Return on average tangible segment capital (A)	49.8%	34.8%

Global Commercial Services
Segment income	$738	$450
Average segment capital	$3,619	$3,581
Average goodwill and other intangibles	1,867	1,923
Average tangible segment capital	$1,752	$1,658
Return on average segment capital (A)	20.4%	12.6%
Return on average tangible segment capital (A)	42.1%	27.1%

Global Network & Merchant Services
Segment income	$1,293	$1,025
Average segment capital	$1,949	$1,664
Average goodwill and other intangibles	209	70
Average tangible segment capital	$1,740	$1,594
Return on average segment capital (A)	66.3%	61.6%
Return on average tangible segment capital (A)	74.3%	64.3%

(A)
Return on average segment capital is calculated by dividing one year period segment income by one year average segment capital.  Return on average tangible segment capital is computed in the same manner as return on average segment capital except the computation of average tangible segment capital, a non-GAAP measure, excludes average goodwill and other intangibles.  The Company believes that return on average tangible segment capital is a useful measure of the profitability of its business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•
changes in global economic and business conditions, including consumer and business spending, the availability and cost of credit, unemployment and political conditions, all of which may significantly affect spending on American Express cards, delinquency rates, loan balances and other aspects of our business and results of operations;

•
changes in capital and credit market conditions, including sovereign credit worthiness, which may significantly affect the Company’s ability to meet its liquidity needs, access to capital and cost of capital, including changes in interest rates; changes in market conditions affecting the valuation of the Company’s assets; or any reduction in the Company’s credit ratings or those of its subsidiaries, which could materially increase the cost and other terms of the Company’s funding, restrict its access to the capital markets or result in contingent payments under contracts;

•
litigation, such as class actions or proceedings brought by governmental and regulatory agencies (including the lawsuit filed against the Company by the U.S. Department of Justice and certain state attorneys general), that could result in (i) the imposition of behavioral remedies against the Company or the Company voluntarily making certain changes to its business practices, the effects of which in either case could have a material adverse impact on the Company’s financial performance; (ii) the imposition of substantial monetary damages in private actions against the Company; and/or (iii) damage to the Company’s global reputation and brand;

•
legal and regulatory developments wherever the Company does business, including legislative and regulatory reforms in the United States, such as the Dodd-Frank Reform Act’s stricter regulation of large, interconnected financial institutions, changes in requirements relating to securitization and the establishment of the Bureau of Consumer Financial Protection, which could make fundamental changes to many of the Company’s business practices or materially affect its capital requirements, results of operations, or ability to pay dividends or repurchase its stock; actions and potential future actions by the FDIC and credit rating agencies applicable to securitization trusts, which could impact the Company’s ABS program; or potential changes in the federal tax system that could substantially alter, among other things, the taxation of the Company’s international businesses, the allowance of deductions for significant expenses, or the incidence of consumption taxes on the Company’s transactions, products and services;

•
the Company’s net interest yield on U.S. cardmember loans not remaining at historical levels, which will be influenced by, among other things, the effects of the CARD Act (including the regulations requiring the Company to periodically reevaluate APR increases), interest rates, changes in consumer behavior that affect loan balances, such as paydown rates, the credit quality of the Company’s portfolio and the Company’s cardmember acquisition strategy, product mix, cost of funds, credit actions, including line size and other adjustments to credit availability, and potential pricing changes;

•
changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may impact the prices the Company charges merchants that accept the Company’s cards and the success of marketing, promotion or rewards programs;

•
changes in technology or in the Company’s ability to protect its intellectual property (such as copyrights, trademarks, patents and controls on access and distribution), and invest in and compete at the leading edge of technological developments across the Company’s businesses, including technology and intellectual property of third parties on whom the Company relies, all of which could materially affect the Company’s results of operations;

•
data breaches and fraudulent activity, which could damage the Company’s brand, increase the Company’s costs or have regulatory implications, and changes in regulation affecting privacy and data security under federal, state and foreign law, which could result in higher compliance and technology costs to the Company or the Company’s vendors;

•
changes in the Company’s ability to attract or retain qualified personnel in the management and operation of the Company’s business, including any changes that may result from increasing regulatory supervision of compensation practices;

•
changes in the financial condition and creditworthiness of the Company’s business partners, such as bankruptcies, restructurings or consolidations, involving merchants that represent a significant portion of the Company’s business, such as the airline industry, or the Company’s partners in Global Network Services or financial institutions that the Company relies on for routine funding and liquidity, which could materially affect the Company’s financial condition or results of operations;

•
uncertainties associated with business acquisitions, including the ability to realize anticipated business retention, growth and cost savings, accurately estimate the value of goodwill and intangibles associated with individual acquisitions, effectively integrate the acquired business into the Company’s existing operations or implement or remediate controls, procedures and policies at the acquired company;

•
the Company may not be able to contain operating expenses in 2012 due to, among other factors, the Company’s inability to balance the control and management of expenses and the maintenance of competitive service levels to our businesses and customers, unanticipated increases in significant categories of operating expenses, such as consulting or professional fees, compliance or regulatory costs and technology costs, higher than expected employee levels due to lower than expected attrition rates or employee needs not currently anticipated, and the level of acquisition activity and related expenses;

•
the Company’s ratio of expenses to revenues may not migrate back towards historical levels over time, which will depend on (i) the ability of the Company to grow revenues, which will be impacted by, among other things, the growth of consumer and business spending on American Express cards, higher travel commissions and fees, the growth of and/or higher yields on the loan portfolio and the development of new revenue opportunities, and (ii) the success of the Company in containing operating expenses, which will be impacted by, among other things, the factors identified in the preceding bullet;

•
changes affecting the success of the Company’s reengineering and other cost control initiatives, which may result in the Company not realizing all or a significant portion of the benefits that the Company intends;

•
the actual amount to be spent by the Company on investments in the business, including on marketing, promotion, rewards and cardmember services and certain other operating expenses, which will be based in part on management’s assessment of competitive opportunities and the Company’s performance and the ability to control and manage operating, infrastructure, advertising, promotion and rewards expenses as business expands or changes, including the changing behavior of cardmembers;

•	the effectiveness of the Company’s risk management policies and procedures, including credit risk relating to consumer debt, liquidity risk in meeting business requirements and operational risk;

•
the Company’s lending write-off rates for 2012 could increase more quickly and higher than expected, which will depend in part on changes in the level of the Company’s loan balances, delinquency rates of cardmembers, unemployment rates, the volume of bankruptcies and recoveries of previously written-off loans;

•
changes affecting the Company’s ability to accept or maintain deposits due to market demand or regulatory constraints, such as changes in interest rates and regulatory restrictions on the Company’s ability to obtain deposit funding or offer competitive interest rates, which could affect the Company’s liquidity position and the Company’s ability to fund the Company’s business;

•
factors beyond the Company’s control such as fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, terrorism, “hackers” or fraud, which could affect travel-related spending or disrupt the Company’s global network systems and ability to process transactions; and

•
the Company’s funding plan for the full year 2012 being implemented in a manner inconsistent with current expectations, which will depend on various factors such as future business growth, the impact of global economic, political and other events on market capacity, demand for securities offered by the Company, regulatory changes, ability to securitize and sell receivables and the performance of receivables previously sold in securitization transactions.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2011, and the Company’s other filings with the Securities and Exchange Commission.